                                                                  EXECUTION COPY
                                                                  --------------

                                                                   EXHIBIT 10.37
                                                                   -------------


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                        PERITUS SOFTWARE SERVICES, INC.,

                        VISTA TECHNOLOGIES INCORPORATED

                                      and

                                  STOCKHOLDERS

                              listed on Schedule I
                                        ----------



                                January 29, 1996

                               TABLE OF CONTENTS


1. The Merger and Related Matters.........................................   2

     1.01 Merger..........................................................   2
     1.02 Stockholder Approval............................................   2
     1.03 Effective Date..................................................   2
     1.04 Capital Stock of Vista..........................................   2
     1.05 Capital Stock of Peritus........................................   3
     1.06 Stock Certificates..............................................   4
     1.07 Succession......................................................   4
     1.08 Article of Organization and By-Laws.............................   4
     1.09 Directors and Officers..........................................   5
     1.10 No Further Rights...............................................   5
     1.11 Closing of Transfer Books.......................................   5
     1.12 Stockholders' Representative....................................   5

2. Representations and Warranties of the Stockholders.....................   7

3. Representations and Warranties of Vista................................   8

     3.01 Organization....................................................   8
     3.02 Capitalization of Vista.........................................   8
     3.03 No Subsidiaries.................................................   9
     3.04 Authorization...................................................   9
     3.05 Financial Statements............................................   9
     3.06 Absence of Undisclosed Liabilities..............................  10
     3.07 Litigation......................................................  10
     3.08 Insurance.......................................................  11
     3.09 Personal Property...............................................  11
     3.10 Intangible Property.............................................  12
     3.11 Leases..........................................................  13
     3.12 Real Estate.....................................................  14
     3.13 Accounts Receivable.............................................  14
     3.14 Tax Matters.....................................................  14
     3.15 Books and Records...............................................  15
     3.16 Contracts and Commitments.......................................  16
     3.17 Compliance with Agreements and Laws.............................  19
     3.18 Employee Relations..............................................  19
     3.19 Employee Benefit Plans..........................................  20
     3.20 Absence of Certain Changes or Events............................  24
     3.21 Customers.......................................................  25
     3.22 Suppliers.......................................................  26
     3.23 Warranty and Product Liability Claims...........................  26
     3.24 Prepayments and Deposits........................................  26
     3.25 Indebtedness to and from Officers, Directors and Stockholders...  26
     3.26 Banking Facilities..............................................  27
     3.27 Powers of Attorney and Suretyships..............................  27

     3.28 Conflicts of Interest...........................................  27
     3.29 Regulatory Approvals............................................  28
     3.30 Disclosure......................................................  28

4. Representations and Warranties of Peritus..............................  28

     4.01 Organization and Authority......................................  28
     4.02 Capitalization of Peritus.......................................  29
     4.03 Authorization...................................................  29
     4.04 Regulatory Approvals............................................  30
     4.05 Disclosure......................................................  30

5. Access to Information; Public Announcements............................  30

     5.01 Access to Management, Properties and Records....................  30
     5.02 Confidentiality.................................................  31
     5.03 Public Announcements............................................  31

6. Pre-Effective Covenants of Vista.......................................  31

     6.01 Conduct of Business.............................................  32
     6.02 Absence of Material Changes.....................................  32
     6.03 Delivery of Interim Financial Statements........................  34
     6.04 Communications with Customers and Suppliers.....................  34
     6.05 Compliance with Laws............................................  34
     6.06 Continued Truth of Representations and Warranties...............  34
     6.07 Continuing Obligation to Inform.................................  34
     6.08 Exclusive Dealing...............................................  35
     6.09 Reports, Taxes..................................................  35
     6.10 Termination of Option Plans.....................................  35

7. Best Efforts to Obtain Satisfaction of Conditions......................  35

8. Conditions to Obligations of Peritus...................................  36

     8.01 Continued Truth of Representations and Warranties
          of Vista; Compliance with Covenants and Obligations.............  36
     8.02 Performance by Vista............................................  36
     8.03 Governmental Approvals..........................................  36
     8.04 Stockholder Approval............................................  36
     8.05 Consent of Lenders, Lessors and Other Third Parties.............  37
     8.06 Adverse Proceedings.............................................  37
     8.07 Opinion of Counsel..............................................  37
     8.08 Update..........................................................  37
     8.09 Employment Contracts............................................  38
     8.10 Cash Available for Working Capital Purposes.....................  38
     8.11 Repayment of Indebtedness.......................................  38
     8.12 Trade Payables..................................................  38
     8.13 Deliveries......................................................  39
     8.14 Approval of Merger Documents....................................  40

9. Conditions to Obligations of Vista...................................... 40

     9.01 Continued Truth of Representations and Warranties
          of Peritus; Compliance with Covenants and
          Obligations...................................................... 40
     9.02 Corporate Proceedings............................................ 40
     9.03 Governmental Approvals........................................... 40
     9.04 Consents of Lenders, Lessors and Other Third Parties............. 40
     9.05 Adverse Proceedings.............................................. 41
     9.06 Opinion of Counsel............................................... 41
     9.07 Deliveries....................................................... 41

10. Survival of Representations and Warranties............................. 42

    10.01 Survival of Representations and Warranties of Vista.............. 42
    10.02 Survival of Representations and Warranties of Peritus............ 42

11. Termination of Agreement; Option to Proceed; Damages................... 42

     11.01 Termination by Lapse of Time.................................... 42
     11.02 Termination by Agreement of the Parties......................... 42
     11.03 Termination by Reason of Breach................................. 43
     11.04 Option to Proceed............................................... 43
     11.05 Availability of Remedies at Law................................. 44

12. Dispute Resolution..................................................... 44

     12.01 General......................................................... 44
     12.02 Consent of the Parties.......................................... 44
     12.03 Arbitration..................................................... 44

13. Brokers................................................................ 46

     13.01 For Vista....................................................... 46
     13.02 For Peritus..................................................... 46

14. Notices................................................................ 46

15. Successors and Assigns................................................. 47

16. Entire Agreement; Attachments.......................................... 47

17. Severability........................................................... 47

18. Investigation of the Parties........................................... 48

19. Expenses............................................................... 48

20. Legal Fees............................................................. 48

21. Further Assurances....................................................  48

22. Amendment.............................................................  48

23. Governing Law.........................................................  49

24. Section Headings; Number; Gender......................................  49

25. Counterparts..........................................................  49


                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated this 29th day of January, 1996, pursuant to Section 79 of Chapter 156B of Massachusetts General Laws (the "Massachusetts Business Corporation Law") and
Section 5/11.35 of Chapter 805 of Illinois Compiled Statutes (the "Illinois Business Corporation Law"), by and among Peritus Software Services, Inc., a Massachusetts corporation having its principal place of business at 304 Concord Road, Billerica, Massachusetts ("Peritus"), Vista Technologies Incorporated, an Illinois corporation having its principal place of business at Two Woodfield Lake, 1100 Woodfield Lake, Suite 437, Schaumburg, Illinois ("Vista"), and the stockholders listed on Schedule I attached hereto (each, a "Stockholder" and
                       ----------
collectively, the "Stockholders").

                                  WITNESSETH:

     WHEREAS, Peritus is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and is authorized to issue 3,760,000 shares of Class A Voting Common Stock, no par value (the "Peritus Class A Common Stock"), of which 2,225,815 shares are issued and outstanding as of the date hereof, and 40,000 shares of Class B Non-Voting Common Stock, no par value (the "Peritus Class B Common Stock"), of which 39,715 shares are issued and outstanding as of the date hereof;

     WHEREAS, Vista is a corporation duly organized and existing under the laws of the State of Illinois and is authorized to issue (i) 2,000,000 shares of Class A Common Stock, no par value (the "Vista Class A Common Stock"), of which 138,760 shares are issued and outstanding as of the date hereof, (ii) 200,000 shares of Class B Common Stock, no par value (the "Vista Class B Common Stock"), of which 31,240 shares are issued and outstanding as of the date hereof, and
(iii) 1,000,000 shares of Class C Common Stock, no par value (the "Vista Class C Common Stock"), of which 36,000 shares are issued and outstanding as of the date hereof;

     WHEREAS, the Stockholders own all of the issued and outstanding capital stock of Vista;

     WHEREAS, Peritus desires that Vista be merged into Peritus;

     WHEREAS, Vista desires to merge itself into Peritus; and

     WHEREAS, the Boards of Directors of Peritus and Vista have approved and adopted this Agreement and Plan of Merger.

     NOW THEREFORE, in consideration of the foregoing premises and the undertakings herein contained and for other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   The Merger and Related Matters
          ------------------------------

          1.01   Merger.  As soon as practicable after the satisfaction of the
                 -------
conditions set forth in Sections 8 and 9 hereof, Vista shall be merged with and into Peritus pursuant to the Massachusetts Business Corporation Law and the Illinois Business Corporation Law by delivering to the Secretary of the Commonwealth of the Commonwealth of Massachusetts and to the Secretary of State of the State of Illinois the articles of merger, together with such other documents and certificates as may be required by the Massachusetts Business Corporation Law and the Illinois Business Corporation Law, each in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the Massachusetts Business Corporation Law and the Illinois Business Corporation Law (such documents being collectively referred to as the "Merger Documents"), and shall make all other filings and recordings required by the Massachusetts Business Corporation Law and the Illinois Business Corporation Law in connection with the Merger. Peritus shall survive the merger herein contemplated and shall continue to be governed by the laws of the Commonwealth of Massachusetts. The separate corporate existence of Vista shall cease forthwith upon the Effective Date (as defined below). The merger of Vista into Peritus shall herein be referred to as the "Merger."

          1.02   Stockholder Approval.  As soon as practicable after the
                 --------------------
execution of this Agreement and Plan of Merger, each of Peritus and Vista shall, if necessary under the Massachusetts Business Corporation Law or the Illinois Business Corporation Law, submit this Agreement and Plan of Merger to their respective stockholders for approval.

          1.03   Effective Date.  The Merger shall be effective upon the filing
                 --------------
of articles of merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, which filing shall be made as soon as practicable after all required stockholder approvals have been obtained. The time of such effectiveness shall herein be referred to as the "Effective Date."

          1.04   Capital Stock of Vista.
                 ----------------------

                 (a) Subject to the other provisions of this Subsection 1.04, on the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of the capital stock of Vista (whether of Vista Class A Common Stock, Vista Class B Common Stock, or Vista Class C Common Stock, and whether voting or non-voting) issued and outstanding immediately prior thereto shall cease to exist and shall be changed and converted into 0.5437 fully paid and non-assessable shares of the Peritus Class A Common Stock (such ratio, the "Conversion Ratio").

                 (b) Notwithstanding the provisions of paragraph (a) of this Subsection 1.04, shares of the capital stock of Vista held by a holder who, in accordance with Section 5/11.65 et seq. of the Illinois Business Corporation Law
                                -- ---
has asserted and perfected his right to dissent and obtain payment for such shares and has not effectively withdrawn or lost such right, shall not be converted into shares of Peritus Class A Common Stock unless such holder withdraws or otherwise loses his right to obtain payment for such shares. If after the Effective Date such holder withdraws or loses his right to receive payment for his shares of the capital stock of Vista, such shares shall be treated as if they had been converted as of the Effective Date into shares of Peritus Class A Common Stock pursuant to the provisions of paragraph (a) of this Subsection 1.04.

                 (c) Vista shall give Peritus prompt notice of any demands for payment, or notices of intent to demand payment, received by Vista with respect to any shares of the capital stock of Vista in connection with the Merger, and Peritus shall have the right to participate in all negotiations and proceedings with respect to such demands. Vista shall not, except with the prior written consent of Peritus or as otherwise required by law, make any payment with respect to, or settle or offer to settle, any such demand.

                 (d)  Due to the operation of rounding, as provided in paragraph
(b) of Subsection 1.06 hereof, of the number of shares of Peritus Class A Common Stock receivable pursuant to the Merger by holders of the capital stock of Vista, neither certificates nor scrip for fractional shares shall be issued to any person or entity pursuant to the Merger, and no holder of any fractional share of the capital stock of Vista or a fractional share interest therein shall be entitled to any voting or other rights of a holder of shares of capital stock of Peritus.

          1.05   Capital Stock of Peritus.  On the Effective Date, by virtue of
                 ------------------------
the Merger and without any action on the part of the holder thereof, each share of Peritus Class A Common Stock and Peritus Class B Common Stock issued and outstanding immediately prior thereto shall remain issued and outstanding and each share of Peritus Class A Common Stock and Peritus Class B Common Stock held in the treasury of Peritus immediately prior thereto (if any) shall remain in the treasury.

          1.06   Stock Certificates.
                 ------------------

                 (a) On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of Vista shall be deemed for all purposes to evidence ownership of and to represent solely the shares of Peritus Class A Common Stock into which the shares of the capital stock of Vista represented by such certificates have been converted as herein provided. The registered owner on the books and records of Peritus of any such outstanding stock certificate shall, until such certificate shall have been surrendered for conversion or transfer or otherwise accounted for to Peritus, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Peritus Class A Common Stock evidenced by such outstanding certificate as above provided.

                 (b) Notwithstanding the provisions of paragraph (a) of this Subsection 1.06, (i) no holder of shares of capital stock of Vista shall be entitled to receive any certificates or scrip for fractional shares of Peritus Class A Common Stock, (ii) the number of shares of Peritus Class A Common Stock receivable by any holder of shares of capital stock of Vista pursuant to the Merger as calculated in accordance with paragraph (a) of Subsection 1.04 hereof shall, unless it is a whole number of such shares of Peritus Class A Common Stock, be rounded down to the nearest whole number of such shares, and (iii) no fractional shares of, or fractional share interests in, Peritus Class A Common Stock shall be issued to any person or entity pursuant to the Merger.

          1.07   Succession.  On the Effective Date, Peritus shall succeed to
                 ----------
all of the rights, privileges, debts, liabilities, powers and property of Vista in the manner of and as more fully set forth in Section 80 of the Massachusetts Business Corporation Law and Section 5/11.50 of the Illinois Business Corporation Law. Without limiting the foregoing, upon the Effective Date, all of the estate, property, rights, privileges, powers, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Vista shall be transferred to, vested in and devolved upon Peritus without further act or deed and all property, real, personal and mixed, rights, and every other interest of Vista and Peritus, and all the debts due on whatever account to either of them, as well as stock subscriptions and other choses in action belonging to either of them, shall be as effectively the property of Peritus as they were of Vista and Peritus, respectively.

          1.08   Article of Organization and By-Laws.  The Articles of
                 -----------------------------------
Organization of Peritus in effect on the Effective Date shall continue to be the Articles of Organization of Peritus until further amended in accordance with the provisions thereof and applicable law. The By-laws of Peritus in effect on the Effective Date shall continue to be the By-laws of Peritus until amended in accordance with the provisions thereof and applicable law.

          1.09   Directors and Officers.  The members of the Board of Directors
                 ----------------------
and the officers of Peritus on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

          1.10   No Further Rights.  From and after the Effective Date, no
                 -----------------
shares of capital stock of Vista shall be deemed to be outstanding, and holders of certificates therefor shall cease to have any rights with respect thereto except as provided herein or by law.

          1.11   Closing of Transfer Books.  On the Effective Date, the stock
                 -------------------------
transfer books of Vista shall be closed and no transfer of shares of capital stock of Vista shall thereafter be made. If, after the Effective Date, certificates therefor are presented to Peritus, they shall be cancelled and exchanged for shares of Peritus Class A Common Stock in accordance with Subsection 1.04, subject to applicable law in the case of any dissenting shares of capital stock of Vista.

          1.12   Stockholders' Representative.
                  ----------------------------

                 (a) In order to efficiently administer the provisions of this Agreement (including, without limitation, Subsection 11.04 and Section 12 hereof) and all other documents and instruments executed and delivered, or otherwise furnished, by the Stockholders in connection herewith (including, without limitation, the escrow agreement in the form of Exhibit A attached
                                                        ---------
hereto (the "Escrow Agreement")), the Stockholders hereby designate Adarsh K. Arora as their representative (the "Stockholders' Representative").

                 (b) The Stockholders hereby authorize the Stockholders' Representative (i) to make all decisions and to take all action necessary to be made or taken by or on behalf of the Stockholders under this Agreement or the Escrow Agreement, (ii) to give and receive all notices required or permitted to be given under this Agreement or the Escrow Agreement, and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement or the Escrow Agreement.

                 (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Stockholders holding, prior to the Effective Date, a majority of the shares of capital stock of Vista as set forth on Schedule I attached hereto
                                                 ----------
shall select another representative to fill such vacancy, and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the Escrow Agreement.

                 (d) All decisions and actions by the Stockholders' Representative in connection with this Agreement or the Escrow Agreement shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                 (e) By their execution of this Agreement, the Stockholders agree that:

                      (i) Peritus shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the Stockholders' Representative hereunder or under the Escrow Agreement, and no party hereunder shall have any cause of action against Peritus for any action taken by Peritus in reliance upon the instructions or decisions of the Stockholders' Representative;

                      (ii) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement or under the Escrow Agreement, except for fraud or willful breach of this Agreement or the Escrow Agreement by the Stockholders' Representative;

                      (iii) the provisions of this Subsection 1.12 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement or the Escrow Agreement;

                      (iv) remedies available at law for any breach of the provisions of this Subsection 1.12 are inadequate;

therefore, Peritus and Vista shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Peritus or Vista brings an action to enforce the provisions of this Subsection 1.12; and

                      (v) the provisions of this Subsection 1.12 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement or the Escrow Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

2.   Representations and Warranties of the Stockholders
     --------------------------------------------------

          As of the date hereof and as of the Effective Date, each Stockholder severally represents and warrants to Peritus as follows:

                 (a) Such Stockholder has good and marketable title to the shares of capital stock of Vista listed on Schedule I attached hereto opposite
                                           ----------
such Stockholder's name, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule I attached hereto sets forth
                                         ----------
a true and correct description of all shares of capital stock of Vista owned by such Stockholder, both of record and beneficially.

                 (b)  Except as set forth on Schedule 2 attached hereto, such
                                             ----------
Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution, delivery or performance by such Stockholder of this Agreement or the Escrow Agreement. Schedule 2 attached
                                                            ----------
hereto sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by any Stockholder of the transactions contemplated by this Agreement or the Escrow Agreement.

                 (c) No broker or finder has acted for such Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

                 (d) This Agreement has been, and prior to the Effective Date the Escrow Agreement will be, duly executed and delivered by such Stockholder and constitutes (or will constitute) a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

3.   Representations and Warranties of Vista
     ---------------------------------------

          As of the date hereof and as of the Effective Date, Vista represents and warrants to Peritus that:

          3.01   Organization.
                 ------------

          Vista is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and Plan of Merger and the agreements contemplated herein, and to consummate the Merger and the other transactions contemplated hereby and thereby. Vista is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. Certified copies of the Articles of Incorporation and Bylaws of Vista, as amended to date, have been previously delivered to Peritus, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          3.02   Capitalization of Vista.
                 -----------------------

          Vista's authorized capital stock consists of (i) 2,000,000 shares of the Vista Class A Common Stock, of which 138,760 shares are issued and outstanding as of the date hereof, (ii) 200,000 shares of the Vista Class B Common Stock, of which 31,240 shares are issued and outstanding as of the date hereof, and (iii) 1,000,000 shares of the Vista Class C Common Stock, of which 36,000 shares are issued and outstanding as of the date hereof. All of such shares are held of record and beneficially by the Stockholders in amounts specified on Schedule I attached hereto opposite their respective names. All
             ----------
such issued and outstanding shares of capital stock of Vista have been and on the Effective Date will be duly and validly issued and are, or will be on such date, fully paid and non-assessable. Except as set forth in Schedule 3.02
                                                             -------------
attached hereto, there are not, and on the Effective Date there will not be, outstanding (i) any options, warrants or other rights to purchase from Vista any capital stock of Vista; (ii) any securities convertible into or exchangeable for shares of such stock; or (iii) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of Vista. No shares of capital stock of Vista are held in the treasury of Vista.

          3.03   No Subsidiaries.  Vista does not have, and has not since the
                 ---------------
date of its incorporation had, directly or indirectly, any equity interest in any other corporation, partnership, joint venture or other entity.

          3.04   Authorization.
                 -------------

          Except for approval by the stockholders of Vista, which approval shall be unanimous (regardless of whether unanimity is required by the Illinois Business Corporation Law) and shall be obtained prior to the Effective Date, the execution and delivery by Vista of this Agreement and Plan of Merger and the consummation by Vista of the Merger and the other transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement and Plan of Merger has been duly executed by Vista. This Agreement and Plan of Merger and all other agreements and obligations entered into and undertaken in connection with the Merger and the other transactions contemplated hereby to which Vista is a party constitute the valid and legally binding obligations of Vista, enforceable against Vista in accordance with their respective terms. The execution, delivery and performance by Vista of this Agreement and Plan of Merger and the agreements provided for herein, and the consummation by Vista of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Vista; (b) violate the provisions of the Articles of Incorporation or Bylaws of Vista; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Vista pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Vista is a party or by which Vista or any of its properties is or may be bound. Schedule 3.04 attached hereto
                                                   -------------
sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by Vista of the Merger and the other transactions contemplated by this Agreement and Plan of Merger.

          3.05   Financial Statements.
                 --------------------

          Except as may be set forth on Schedule 3.05 attached hereto:
                                        -------------

                 (a) Vista has previously delivered to Peritus the unaudited balance sheet of Vista as of December 31, 1995 (the "Current Balance Sheet") and the related profit and loss statement of Vista for the 12-month period then ended (collectively, the "Current Financial Statements"). The Current Financial Statements and the Interim Financial Statements (as defined below) to be delivered pursuant to Subsection
6.03 hereof (collectively, the "Financial Statements") have been (or, in the case of the Interim Financial Statements, will be) prepared in accordance with generally accepted accounting principles applied consistently with past practices and have been (or will be) certified by Vista's chief financial officer. The date of the Current Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

                 (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of Vista and the results of operations of Vista's business for the periods indicated. With respect to contracts and commitments for the sale of goods or the provision of services by Vista, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to Vista, whether disputed or not, for the applicable period then ended and periods prior thereto.

          3.06   Absence of Undisclosed Liabilities.
                 ----------------------------------

          Except as and to the extent (a) reflected and reserved against in the Current Balance Sheet, (b) set forth on Schedule 3.06 attached hereto, or (c)
                                        -------------
incurred in the ordinary course of business after the Balance Sheet Date and not material in amount, either individually or in the aggregate, Vista has no liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) or the assets, properties, business or prospects of Vista. For purposes of this Subsection 3.06, "material" means any amount in excess of $2,000.

          3.07   Litigation.
                 ----------

          Except as set forth on Schedule 3.07 attached hereto, (a) there is no
                                 -------------
action, suit or proceeding to which Vista is a party (either as a plaintiff or defendant) pending or, to the best knowledge of Vista or any Stockholder, threatened before any court or governmental agency, authority, body or arbitrator and, to the best knowledge of Vista or any Stockholder, there is no basis for any such action, suit or proceeding; (b) neither Vista nor, to the best knowledge of Vista, any Stockholder or any officer, director or employee of Vista has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of Vista; and (c) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Vista to take any action of any kind with respect to its business, assets or properties.

          3.08   Insurance.
                 ---------

          Since January 1, 1996, Vista has not maintained any insurance policies. Vista has no outstanding claims or any dispute with any previous insurance carrier of Vista regarding claims, settlements or premiums and has not failed to give any notice or present any claim under any insurance policy maintained by Vista prior to January 1, 1996 in due and timely fashion.

          3.09   Personal Property.
                 -----------------

          Schedule 3.09 attached hereto sets forth (i) a true, correct and
          -------------
complete list of all items of tangible personal property (A) owned by Vista as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of $500, or (B) not owned by Vista but in the possession of or used or useful in the business of Vista and having rental payments therefor in excess of $500 per month or $6,000 per year (collectively, the "Personal Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Personal Property not owned by Vista and the circumstances under which such Property is used. Except as disclosed in Schedule 3.09:
             -------------

                 (a) Vista has good and marketable title to each item of Personal Property owned or purported to be owned by Vista free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

                 (b) no Stockholder and no officer, director or employee of Vista, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property described in Schedule 3.09;
             -------------

                 (c) each item of Personal Property not owned by Vista is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between Vista and the owner or lessor thereof, the obligations of Vista to such owner or lessor will be discharged;

                 (d) the Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by Vista in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

                 (e) Vista owns or otherwise have the right to use all of the Personal Property now used or useful in the operation of its business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which Vista is a party.

          3.10   Intangible Property.
                 -------------------

          Schedule 3.10 attached hereto sets forth: (i) a true, correct and
          -------------
complete list and, where appropriate, a description of, all items of intangible property owned by, or used or useful in connection with the business of, Vista, including, but not limited to, trade secrets, know-how, any other confidential information of Vista, United States and foreign patents, trade names, trademarks and service marks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which Vista is a party, either as licensee or licensor, with respect to the Intangible Property. Except as otherwise disclosed in Schedule 3.10:
                       -------------

                 (a) Vista is the sole and exclusive owner of all right, title and interest in and to the Intangible Property and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

                 (b) Vista has the right and authority to use, and Peritus will have the right and authority to use after the Effective Date, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

                 (c) neither Vista nor any of the Stockholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against Vista that any of the operations, activities, products, services or publications of Vista or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

                 (d) there are no outstanding, nor to the best knowledge of Vista or any Stockholder, threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in
Schedule 3.10 or with respect to infringement by a third party of any of the
-------------
Intangible Property;

                 (e) the Intangible Property owned or licensed by Vista is sufficient to conduct Vista's business as presently conducted;

                 (f) Vista has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

                 (g) no Stockholder and no officer, director or employee of Vista, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

                 (h) neither Vista nor any Stockholder has any knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which Vista has ownership rights.

          3.11   Leases.
                 ------

          Schedule 3.11 attached hereto sets forth (a) a true, correct and
          -------------
complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which Vista is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto have previously been delivered by Vista to Peritus. The Leases are in full force and effect, are binding and enforceable against each of the parties thereto in accordance with their respective terms and, except as set forth on Schedule 3.11, have not been
                                             -------------
modified or amended since the date of delivery to Peritus. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on Schedule 3.11, there has not occurred any event which would constitute a
   -------------
breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default. Vista is not obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule
                                                                       --------
3.11, will not have any obligation to pay any leasing or brokerage commission
----
upon the renewal of any Lease. Except as set forth on Schedule 3.11, no
                                                      -------------
construction, alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by Vista. The Financial Statements contain adequate reserves to provide for the restoration of the property subject to the Leases at the end of the respective Lease terms, to the extent required by the Leases.

          3.12   Real Estate.
                 -----------

          Vista does not own, and since the date of its incorporation has not owned, directly or indirectly, any real estate.

          3.13   Accounts Receivable.
                 -------------------

          Schedule 3.13 attached hereto sets forth a true, correct and complete
          -------------
list of the accounts and notes receivable of Vista (the "Accounts Receivable"), including the aging thereof as of the date hereof. All Accounts Receivable arose out of the sales of goods or services in the ordinary course of business and are collectible in the face value thereof within 60 days after the date of invoice, using normal collection procedures, net of the reserve for doubtful accounts set forth thereon, which reserve is adequate and was calculated in accordance with generally accepted accounting principles consistently applied.

          3.14   Tax Matters.
                 -----------

                 (a)  Except as set forth on Schedule 3.14 attached hereto:
                                             -------------

                      (i) Within the times and in the manner prescribed by law, Vista has filed all federal, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

                      (ii) Vista has paid all taxes, interest, penalties, assessments and deficiencies which have become due or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales and withholding taxes and other employee benefits, taxes and imposts;

                      (iii) To the best knowledge of Vista or any of the Stockholders, all tax returns filed by Vista for the taxable years ending December 31, 1989 through December 31, 1994 constitute complete and accurate representations of the respective tax liabilities of Vista for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their properties and assets;

                      (iv) Vista has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes;

                      (v) No examinations of the federal, state, local or foreign tax returns of Vista is currently in progress nor, to the best knowledge of Vista or any of the Stockholders, threatened and no deficiencies have been asserted or assessed against Vista as a result of any audit by the Internal Revenue Service or any state or local taxing authority and no such deficiency has been proposed or threatened;

                      (vi) Vista has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") relating to collapsible corporations, nor has Vista agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code); and

                      (vii) Since December 31, 1990, Vista has not participated in or cooperated with an international boycott, within the meaning of Section 999 of the Code, nor has Vista had operations which are or may hereafter become reportable under Section 999 of the Code.

                 (b)  Schedule 3.14 attached hereto sets forth those taxable
                      -------------
years for which the tax returns of Vista have been reviewed or audited by applicable federal, state, local and foreign taxing authorities and those tax years for which said tax returns have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities. To the best knowledge of Vista or any of the Stockholders, no issue or issues have been raised in connection with any prior or pending review or audit of said federal, state, local or foreign tax returns which Vista or any of the Stockholders reasonably believes may be expected to be raised in the future by such taxing authorities in connection with the audit or review of the tax returns of Vista.

          3.15   Books and Records.
                 -----------------

          The general ledgers and books of account of Vista, all federal, state and local income, franchise, property and other tax returns filed by Vista are in all material respects complete and correct and have been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

          3.16   Contracts and Commitments.
                 -------------------------

                 (a)  Schedule 3.16 attached hereto contains a true, complete
                      -------------
and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

                      (i) all loan agreements, indentures, mortgages and guaranties to which Vista is a party or by which Vista or any of its property is bound;

                      (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which Vista is a party or by which Vista or any of its property is bound;

                      (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which Vista is a party or by which Vista or any of its property is bound which (A) involve payments or receipts by Vista of more than $500 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including, without limitation, payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of Vista;

                      (iv) all employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which Vista is a party or by which Vista or any of its property is bound;

                      (v) all agency, distributor, sales representative, franchise or similar agreements to which Vista is a party or by which Vista or any of its property is bound;

                      (vi) all contracts, agreements or other understandings or arrangements between Vista and any of the Stockholders or their affiliates;

                      (vii) all leases, whether operating, capital or otherwise, under which Vista is lessor or lessee;

                      (viii) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous), and sales of steel scrap, prototypes, tools and dies;

                      (ix) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on Vista; and

                      (x) any other material agreements or contracts entered into by Vista.

                 (b)  Except as set forth on Schedule 3.16:
                                             -------------

                      (i) each Contract is a valid and binding agreement of Vista, enforceable against Vista in accordance with its terms, and neither Vista nor any Stockholder has any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

                      (ii) Vista has fulfilled all material obligations required pursuant to the Contracts to have been performed by Vista on its part prior to the date hereof or prior to the Effective Date, as appropriate, and Vista has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

                      (iii) Vista is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

                      (iv) to the best knowledge of Vista or any of the Stockholders, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

                      (v) there are not and, since June 30, 1995, have not been, any claims of a non-routine nature relating to Vista by customers of Vista under any warranties, whether express or implied;

                      (vi) Vista is not restricted by any Contract from carrying on its business anywhere in the world; and

                      (vii) Vista has no written or oral contracts to sell products or perform services which are expected to be performed at, or to result in, a loss.

                 (c) Vista has not been suspended or debarred from bidding on contracts or subcontracts with any governmental entity; no such suspension or debarment has been threatened or initiated; and the consummation of the transactions contemplated by this Agreement and Plan of Merger will not result in any such suspension or debarment of Vista or Peritus (assuming that no such suspension or debarment will result solely from the identity of Peritus). Except as described on Schedule 3.16, Vista has not been and is not now being audited
                -------------
or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any other governmental entity with which Vista is contracting, the United States Department of Justice, the Inspector General of any United States governmental entity, or any prime contractor with a governmental entity; nor, to the best knowledge of Vista or any Stockholder, has any such audit or investigation been threatened. To the best knowledge of Vista or any Stockholder, except as described on Schedule
                                                                   --------
3.16, there is no valid basis for (i) the suspension or debarment of Vista from
----
bidding on contracts or subcontracts with any governmental entity or (ii) any claim (including any claim for a return of funds to the government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. Vista has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any governmental entity.

                 (d) To the best knowledge of Vista or any Stockholder no basis exists for any of the following with respect to any of Vista's contracts or subcontracts with any governmental entity: (i) a Termination for Default (as provided in 48 C.F.R. Ch. 1 (S)(S)52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48 C.F.R. Ch. 1 (S)(S)52.249-1, 52.249-2 or similar sections), or (iii) a Stop Work Order (as defined in 48 C.F.R. Ch. (S)52.212-13 or similar sections); and neither Vista nor any Stockholder has any reason to believe that funding may not be provided under any contract or subcontract of Vista with any governmental entity in the upcoming federal fiscal year.

                 (e) True, correct and complete copies of all Contracts have previously been delivered by Vista to Peritus.

          3.17   Compliance with Agreements and Laws.
                 -----------------------------------

                 (a) Vista has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 3.17 attached hereto
                                                  -------------
sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by Vista to Peritus. Vista is not in violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to building, zoning, environmental, disposal of hazardous substances, land use or similar matters) relating to its properties. Except as set forth on Schedule 3.17, the business of Vista as
                                   -------------
conducted since December 31, 1992 has not violated, on the date hereof does not violate, and on the Effective Date will not violate, in any material respect, any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, environmental protection, hazardous waste, conservation, government contracting, export controls, or corrupt practices), the enforcement of which would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of Vista. Except as set forth on Schedule 3.17, Vista has not received any notice
                              -------------
or communication from any federal, state or local governmental or regulatory authority or otherwise, since December 31, 1992, of any such violation or noncompliance.

                 (b) Vista is not in violation of any federal, state, county or municipal authority law, ruling, order, decree, regulation, permit, or other environmental or hazardous waste requirement applicable to Vista, any of its properties or assets, or any part thereof, relating to health, safety, pollution, hazardous waste, environmental or other similar matters, which has not been entirely corrected and which has or will have a material adverse impact on the transactions contemplated herein. Vista has not received any notice from any federal, state, county or municipal authority alleging any such violation.

                 (c) For purposes of this Subsection 3.17, "hazardous waste" means "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6921 et seq., and the regulations adopted pursuant
                                   -- ---
thereto.

          3.18   Employee Relations.
                 ------------------

                 (a) Vista is in compliance with all federal, state and municipal laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                 (b)  Except as set forth on Schedule 3.18 attached hereto:
                                             -------------

                      (i) none of the employees of Vista is represented, or at any time since the date of incorporation of Vista and while an employee of Vista has been represented, by any labor union;

                      (ii) there is no unfair labor practice complaint against Vista pending before the National Labor Relations Board or any state or local agency;

                      (iii) there is no pending labor strike or other material labor trouble affecting Vista (including, without limitation, any organizational drive);

                      (iv) there is no material labor grievance pending against Vista;

                      (v) there is no pending representation question respecting the employees of Vista;

                      (vi) Vista is not, and since the date of its incorporation has not been, a party to any collective bargaining agreement; and

                      (vii) Vista has no continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of Vista.

                 (c)  Schedule 3.18 sets forth a true, correct and complete list
                      -------------
of the current payroll of Vista, including the job descriptions and salary or wage rates of its employees, showing separately for each such person who received (or is entitled or expected to receive) an annual salary in excess of $50,000 the maximum amounts paid or payable as salary and bonus payments for the fiscal year ending December 31, 1995.

                 (d) For purposes of this Subsection 3.18, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of Vista.

          3.19   Employee Benefit Plans.
                 ----------------------

                 (a)  Employee Plans.  Schedule 3.19 attached hereto contains a
                      --------------   -------------
true, correct and complete list of all pension,
benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements, whether reduced to writing or not, relating to Vista's employees, or maintained at any time since January 1, 1991 by Vista or by any other member (hereinafter, "Affiliate") of any controlled group of corporations, group of trades or businesses under common control, or affiliated service group (as defined for purposes of Section 414(b), (c) and (m), respectively, of the
Code) (the "Employee Plans") and, except as set forth on Schedule 3.19 attached
                                                         -------------
hereto, Vista has no obligations, contingent or otherwise, past or present, under applicable law or the terms of any Employee Plan.

                 (b)  Absence of Certain Plans.  Neither Vista nor any Affiliate
                      ------------------------
has ever had an obligation to contribute to a multiemployer plan (as defined in Section 400(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Neither Vista nor any Affiliate has ever maintained an employee benefit plan which is or was subject to any of Section 412 of the Code,
Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

                 (c)  Prohibited Transactions.  Neither Vista nor any of its
                      -----------------------
Affiliates, directors, officers, employees or agents, or any "party in interest" or "disqualified person," as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, has, with respect to any Employee Plan, engaged in or been a party to any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, in connection with which, directly or indirectly, Peritus or any of its Affiliates, directors or employees or any Employee Plan or any related funding medium could be subject to either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

                 (d)  Compliance.  With respect to all Employee Plans, Vista and
                      ----------
its Affiliates are in compliance with the requirements prescribed by any and all statutes, orders or governmental rules or regulations currently in effect, including, but not limited to, ERISA, the Code and any such requirements administered by the U.S. Department of Labor, applicable to such Employee Plans. Vista and its Affiliates have in all respects performed all obligations required to be performed by them under, and is not in violation in any respect of, and there has been no default or violation by any other party with respect to, any of the Employee Plans. Except as set forth on Schedule 3.19 attached hereto,
                                               -------------
neither Vista nor any Affiliate has failed to pay any amounts due and owing as required by the terms of any Employee Plan.

               (e) Retiree Benefits. Except as set forth in Schedule 3.19, there
                   ----------------                         -------------
are no unfunded obligations under any Employee Plan providing benefits after termination of employment to any employee or former employee of Vista (or to any beneficiary of such employee or former employee), including but not limited to health or life insurance benefits for retirees and deferred compensation. No such plan contains any provisions, and no commitments or agreements exist, which in any way would limit or prohibit Peritus from amending any such plan to reduce or eliminate such retiree benefits.

               (f) Copies of Employee Plans and Related Documents.  Vista has
                   ----------------------------------------------
previously delivered to Peritus true, correct and complete copies of all Employee Plans which have been reduced to writing and written descriptions of all Employee Plans which have not been reduced to writing, and all agreements, including trust agreements and insurance contracts, related to such Employee Plans, and the Summary Plan Description and all modifications thereto for each Employee Plan communicated to employees.

               (g) Qualifications.  Each Employee Plan intended to qualify under
                   --------------
Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a). Each Employee Plan which is a funded welfare benefit plan intended to be exempt from tax under the provisions of Section 501(c)(9) of the Code has been determined by the Internal Revenue Service to be so exempt. Copies of all determination letters with respect to each such Employee Plan have been previously delivered by Vista to Peritus, and nothing has since occurred, or will occur prior to the Effective Date, which might cause the loss of such qualification or exemption, no such Employee Plan has been operated in a manner which would cause it to be disqualified in operation, and all such Employee Plans have been administered in compliance with and consistent with all applicable requirements of the Code and ERISA, including, without limitation, all reporting, notice, and disclosure requirements.

               (h) Funding Status, Etc.
                   -------------------

                    (i) With respect to each Employee Plan which is a qualified defined contribution pension, profit-sharing or stock bonus plan, as defined in ERISA, all employer contributions accrued for plan years ending prior to the Effective Date under the Plan terms and applicable law have been made by Vista.

                   (ii) All premiums or other payments required by the terms of any group or individual insurance policies and programs maintained by Vista and covering any present or former employees of Vista with respect to all periods up to and including the Effective Date have been fully paid for the length of the obligation. To the extent not heretofore satisfied or accrued on the Current Balance Sheet, there are no welfare benefits not fully covered by third-party insurance policies or programs relating to claims incurred, or which may be incurred, by present or former employees of Vista on or before the Effective Date.

               (i) Claims and Litigation.  Except as set forth on Schedule 3.19,
                   ---------------------                          --------------
there are no threatened or pending claims, suits or other proceedings by present or former employees of Vista or its affiliates, plan participants, beneficiaries or spouses of any of the above, the Internal Revenue Service, or any other person or entity involving any Employee Plan, including, without limitation, claims against the assets of any trust involving any Employee Plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries, including, without limitation, claims pursuant to domestic relations orders.

               (j) No Implied Rights.  Nothing expressed or implied herein shall
                   -----------------
confer upon any past or present employee of Vista, his or her representatives, beneficiaries, successors and assigns, nor upon any collective bargaining agent, any rights or remedies of any nature, including, without limitation, any rights to employment or continued employment with Vista, Peritus, or any successor or affiliate.

               (k) Liabilities.  Except as heretofore accrued on the Current
                   -----------
Financial Statements or set forth on Schedule 3.19, there are no liabilities
                                     -------------
with respect to any Employee Plan which liability relates to any period prior to the Effective Date, including, without limitation, any taxes, accrued vacation or sick pay (whether or not vested), accrued vacation, sick and personal leaves, employee policies, or employee benefit claims. Without limitation of the foregoing, Schedule 3.19 attached hereto sets forth all amounts of severance pay
           -------------
(or the method of calculating such amounts based on the exact date of effectiveness of the Merger) to which employees of Vista (i) will be entitled on the Effective Date by reason of the consummation of the transactions contemplated by this Agreement and Plan of Merger or (ii) will have accrued prior to the Effective Date and which will be payable to them upon any subsequent termination of their employment after the Effective Date.

               (l) Schedule 3.19 discloses each: (i) agreement with any
                   -------------
director, executive officer or other key employee of Vista (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Vista of the nature of any of the transactions contemplated by this Agreement and Plan of Merger, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from Vista or any Stockholder that may be subject to the tax imposed by
Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding Vista or any Stockholder, including, without limitation, any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement and Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and Plan of Merger.

          3.20 Absence of Certain Changes or Events.
               ------------------------------------

               (a) Except as set forth on Schedule 3.20 attached hereto,
                                          -------------
since the Balance Sheet Date, Vista has not entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, Vista has not:

                    (i) incurred any material obligation or liability for borrowed money;

                   (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

                  (iii) mortgaged, pledged or subjected to lien, charge or other encumbrance any of their respective properties or assets;

                   (iv) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, except for inventory sold and materials and supplies purchased in the ordinary course of business;

                    (v) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

                   (vi) suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of Vista, in excess of $1,000 in the aggregate, or waived any rights of any value;

                    (vii) authorized any declaration or payment of dividends by Vista, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by Vista to any of the Stockholders with respect to any shares of Vista's capital stock;

                   (viii) authorized or issued recall notices for any of its products or initiated any safety investigations;

                     (ix) received notice of any litigation, warranty claim or products liability claims;

                      (x) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.19 hereof;

                     (xi) engaged any new employee for a salary in excess of $50,000 per annum;

                    (xii) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of Vista, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

                   (xiii) incurred any capital expenditure in excess of $2,000 in any instance or $5,000 in the aggregate;

                    (xiv) made any material alteration in the manner of keeping the books, accounts or records of Vista or in the accounting practices therein reflected; or

                     (xv) suffered any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of Vista.

               (b) Neither Vista nor any of the Stockholders has knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of Vista.

          3.21 Customers.
               ---------

          Schedule 3.21 attached hereto sets forth a true, correct and complete
          -------------
list of (a) the names and addresses of each customer of Vista which accounted (or is expected to account) for more than

20% of the revenues of Vista in the fiscal year ending December 31, 1995. Except as set forth on Schedule 3.21, Vista has good customer relations and none of the
                -------------
customers of Vista has notified Vista or any Stockholder that it intends to discontinue its relationship with Vista.

          3.22 Suppliers.
               ---------

          Schedule 3.22 attached hereto sets forth a true, correct and complete
          -------------
list of (i) the names and addresses of each of the suppliers of Vista which accounted (or is expected to account) for a dollar volume of purchases by Vista in excess of $3,000 for the fiscal year ending December 31, 1995, and (ii) the present sole source suppliers of significant goods or services, other than utilities, for any product with respect to which practical alternative sources of supply are not available on comparable terms and conditions, indicating the contractual arrangements for continued supply from each such supplier. Except as set forth on Schedule 3.22, Vista (a) has good relations with all of its
                -------------
suppliers, and (b) is not more than 30 days in arrears in any trade accounts payable or other payments owing to any supplier.

          3.23 Warranty and Product Liability Claims.
               -------------------------------------

          Schedule 3.23 attached hereto contains a true, correct and complete
          -------------
list of all warranty, product liability and maintenance claims made against Vista from December 31, 1994 through the date hereof, the current status of all such claims and the costs of all actions taken in satisfaction of such claims. All information relative to such claims and those arising thereafter shall be available to Peritus from and after the date hereof.

          3.24 Prepayments and Deposits.
               ------------------------

          Schedule 3.24 attached hereto sets forth all prepayments and deposits,
          -------------
which have been received by Vista as of the date hereof, from customers for products to be shipped, or services to be performed, after the Effective Date.

          3.25 Indebtedness to and from Officers, Directors and Stockholders.
               -------------------------------------------------------------

          Except as set forth on Schedule 3.25 attached hereto, Vista is not
                                 -------------
indebted, directly or indirectly, to any person who is an officer or director of Vista, or a Stockholder, or any affiliate of any such person, in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, Stockholder or affiliate is indebted to Vista except for advances made to employees of Vista in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

          3.26 Banking Facilities.
               ------------------

          Schedule 3.26 attached hereto sets forth a true, correct and complete
          -------------
list of:

               (a) each bank, thrift institution or other financial institution in which Vista has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by Vista thereat; and

               (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          3.27 Powers of Attorney and Suretyships.
               ----------------------------------

          Except as set forth on Schedule 3.27 attached hereto, Vista has no
                                 -------------
general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

          3.28 Conflicts of Interest.
               ---------------------

          Except as set forth on Schedule 3.28 attached hereto, no officer,
                                 -------------
director or Stockholder of Vista nor, to the best knowledge of Vista or any of the Stockholders, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

               (a) an equity or debt interest with a fair market value in excess of $100,000 in any corporation, partnership, joint venture, association, organization or other person or entity (other than Peritus) which furnishes or sells or during such period furnished or sold services or products to Vista, or purchases or during such period purchased from Vista any goods or services, or otherwise does or during such period did business with Vista; or

               (b) a beneficial interest (other than through Peritus) in any contract, commitment or agreement to which Vista is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between Vista and such persons in their capacities as employees, officers or directors of Vista.

          3.29 Regulatory Approvals.
               --------------------

          Except for the filing of the articles of merger and any other Merger Documents pursuant to the Illinois Business Corporation Law and the Massachusetts Business Corporation Law, all consents, approvals, authorizations, filings or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Vista and which are necessary for the execution and delivery by Vista of this Agreement and Plan of Merger or any documents to be executed and delivered by the Stockholders or Vista in connection herewith are set forth on Schedule 3.29 attached hereto and have been, or prior to the
                 -------------
Effective Date will be, obtained, made and satisfied.

          3.30 Disclosure.
               ----------

          The information concerning Vista set forth in this Agreement and Plan of Merger, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to Peritus pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. Vista has disclosed to Peritus all material facts pertaining to the Merger and the other transactions contemplated by this Agreement and Plan of Merger and the Exhibits and Schedules hereto. Copies of all documents heretofore or hereafter delivered or made available to Peritus pursuant to this Agreement and Plan of Merger were or will be complete and accurate copies of such documents.

     4.   Representations and Warranties of Peritus
          -----------------------------------------

          Peritus represents and warrants to Vista as follows:

          4.01 Organization and Authority.
               --------------------------

          Peritus is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. Peritus has full power to execute and deliver this Agreement and Plan of Merger and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Copies of the Articles of Incorporation and the By-laws of Peritus, as amended to date, have been previously delivered to Vista, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

          4.02 Capitalization of Peritus.
               -------------------------

          On the date hereof, Peritus's authorized capital stock consists of 3,760,000 shares of Peritus Class A Common Stock, of which 2,225,815 shares are issued and outstanding, and 40,000 shares of Peritus Class B Common Stock, of which 39,715 shares are issued and outstanding. All of the outstanding shares of capital stock of Peritus have been, and on the Effective Date will be, duly and validly issued and are, or will be, fully paid and non-assessable. Upon issuance thereof to the Stockholders in connection with the Merger, all shares of Peritus Class A Common Stock so issued will be validly issued, fully paid and non-assessable.

          4.03 Authorization.
               -------------

          Except for any approval by the stockholders of Peritus required by the Massachusetts Business Corporation Law, which approval shall, if so required, be obtained prior to the Effective Date, the execution and delivery by Peritus of this Agreement and Plan of Merger, and the consummation by Peritus of the Merger and the other transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and Plan of Merger and all other agreements and written obligations entered into and undertaken in connection with the Merger and the other transactions contemplated hereby constitute the valid and legally binding obligations of Peritus, enforceable against Peritus in accordance with their respective terms. The execution, delivery and performance of this Agreement and Plan of Merger and the agreements provided for herein, and the consummation by Peritus of the Merger and the other transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Peritus; (b) violate the provisions of Peritus's Articles of Incorporation or By-laws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Peritus pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which Peritus is a party or by which Peritus is or may be bound. No consent or approval of any third party is required in connection with the consummation by Peritus of the Merger and the other transactions contemplated by this Agreement and Plan of Merger.

          4.04 Regulatory Approvals.
               --------------------

          Except for the filing of the articles of merger and any other Merger Documents pursuant to the Massachusetts Business Corporation Law and the Illinois Business Corporation Law, all consents, approvals, authorizations, filings and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Peritus and which are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and Plan of Merger have been, or prior to the Effective Date will be, obtained, made and satisfied.

          4.05 Disclosure.
               ----------

          No representation or warranty by Peritus in this Agreement and Plan of Merger or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     5.   Access to Information; Public Announcements
          -------------------------------------------

          5.01 Access to Management, Properties and Records.
               --------------------------------------------

               (a) From the date hereof until the Effective Date, Vista shall afford the officers, attorneys, accountants and other authorized representatives of Peritus free and full access upon reasonable notice and during normal business hours to all management personnel, offices, properties, books and records of Vista, so that Peritus may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of Vista, and Peritus shall be permitted to make abstracts from, or copies of, all such books and records. Vista and the Stockholders shall furnish to Peritus such financial and operating data and other information as to the business of Vista as Peritus shall reasonably request.

               (b) Each of Vista and the Stockholders shall authorize the release to Peritus of all files pertaining to the business or operations of Vista held by any federal, state, county or local authorities, agencies or instrumentalities. Vista's and the Stockholders' authorization shall specifically waive all previous claims of privilege or other restrictions, and in any case where a release by a present or former employee of Vista is necessary, Vista and the Stockholders shall exercise their respective best efforts to obtain such a release.

          5.02 Confidentiality.
               ---------------

               (a) Vista and the Stockholders have furnished and will continue to furnish Peritus, in connection with the Merger and the other transactions contemplated hereby, with certain information which is either non-public, confidential or proprietary in nature and which (i) is identified in writing as being proprietary and confidential, (ii) is not already known to persons other than Vista, the Stockholders, their representatives and third parties which have entered into written non-disclosure agreements with Vista and (iii) has not been independently developed by Peritus. All such information furnished to Peritus, its directors, officers, employees, agents or representatives, including, without limitation, attorneys, accountants, consultants, potential lenders, investors and financial advisors (collectively, "representatives"), by Vista, the Stockholders, or any of their respective representatives, and all analyses, compilations, data, studies or other documents prepared by Peritus or its representatives containing or based in whole or in part on any such furnished information or reflecting Peritus's review of, or interest in, Vista is hereinafter referred to as the "Information."

               (b) Subject to the requirements of applicable law, Peritus hereby agrees to use the Information solely in connection with the consummation of the transactions contemplated by this Agreement and Plan of Merger and to transmit the Information only to those representatives of Peritus who need to know the Information.

          5.03 Public Announcements.
               --------------------

          The parties agree that prior to the Effective Date any and all general public pronouncements or other general public communications concerning this Agreement and Plan of Merger and the transactions contemplated hereby, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of Vista and Peritus.

     6.   Pre-Effective Covenants of Vista
          --------------------------------

     From and after the date hereof and until the Effective Date:

          6.01 Conduct of Business.
               -------------------

          Vista shall carry on its business diligently and substantially in the same manner as heretofore and shall not make or institute any unusual or new methods of manufacture, purchase, sale, shipment or delivery, provision of services, lease, management, accounting or operation, and shall not ship or deliver any quantity of products or provide any services in excess of normal shipment, delivery or service provision levels, except as agreed to in writing by Peritus. All of the property of Vista shall be used, operated, repaired and maintained in a normal business manner consistent with past practice.

          6.02 Absence of Material Changes.
               ---------------------------

          Without the prior written consent of Peritus, Vista shall not:

               (a) take any action to amend its charter documents or bylaws;

               (b) issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

               (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

               (d) declare or make any payment or distribution to its stockholders with respect to its stock or purchase or redeem any shares of its capital stock;

               (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their respective assets or properties;

               (f) sell, assign, or transfer any of its assets, except for existing products and services sold in the ordinary course of business;

               (g) cancel any debts or claims, except in the ordinary course of business;

               (h) merge or consolidate with or into any corporation or other entity;

               (i) make, accrue or become liable for any bonus, profit sharing or incentive payment, except for accruals under existing plans, if any, or increase the rate of compensation payable or to become payable by it to any of its officers, directors or employees, other than increases in the ordinary course of business consistent with past practice;

               (j) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due;

               (k) waive any rights of material value;

               (l) modify, amend, alter or terminate any of its executory contracts of a material value or which are material in amount;

               (m) take or permit any act or omission constituting a breach or default under any contract, indenture or agreement by which it or its properties are bound;

               (n) fail to (i) preserve the possession and control of its assets and business, (ii) keep in faithful service its present officers and key employees, (iii) preserve the goodwill of its consumers, suppliers, agents, brokers and others having business relations with it, and (iv) keep and preserve its business existing on the date hereof until the Effective Date;

               (o) fail to operate its business and maintain its books, accounts and records in the customary manner and in the ordinary and regular course of business and maintain in good repair its business premises, fixtures, machinery, furniture and equipment;

               (p) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business calling for payments which in the aggregate do not exceed $1,000 for each such lease, contract, agreement or understanding;

               (q) incur any capital expenditure in excess of $2,000 in an instance or $5,000 in the aggregate;

               (r) engage any new employee for a salary in excess of $50,000 per annum;

               (s) materially alter the terms, status or funding condition of any Employee Plan; or

               (t) commit or agree to do any of the foregoing in the future.

          6.03 Delivery of Interim Financial Statements.
               ----------------------------------------

          As promptly as possible following the last day of each month after the date hereof until the Effective Date, and in any event within 20 days after the end of each such month, Vista shall deliver to Peritus the balance sheet of Vista and the related profit and loss statement of Vista for the one-month period then ended, all certified by the chief financial officer of Vista to the effect that such interim financial statements are prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Vista as of the date thereof and for the period covered thereby (collectively, the "Interim Financial Statements").

          6.04 Communications with Customers and Suppliers.
               -------------------------------------------

               (a) Unless instructed otherwise by Peritus in writing, Vista will continue to accept customer orders in the ordinary course of business and consistent with past practice for all products and services offered by Vista but expected to be shipped or performed after the Effective Date.

               (b) Vista and Peritus will cooperate in communications with suppliers and customers to accomplish the Merger on the Effective Date.

          6.05 Compliance with Laws.
               --------------------

          Vista will comply with all laws and regulations which are applicable to it or to the conduct of its business and will perform and comply with all contracts, commitments and obligations by which it is bound.

          6.06 Continued Truth of Representations and Warranties.
               -------------------------------------------------

          Neither Vista nor any Stockholder will take any actions which would result in any of the representations or warranties of Vista or the Stockholders set forth in this Agreement and Plan of Merger being untrue.

          6.07 Continuing Obligation to Inform.
               -------------------------------

          From time to time prior to the Effective Date, Vista and the Stockholders will deliver or cause to be delivered to Peritus supplemental information concerning events subsequent to the date hereof which would render any statement, representation or warranty in this Agreement and Plan of Merger or any information contained in any Schedule attached hereto inaccurate or incomplete in any material respect at any time after the date hereof until the Effective Date; provided that except as
                                                         --------
specified in Subsection 8.08 hereof, none of such supplemental information shall constitute an amendment of any statement, representation or warranty in this Agreement and Plan of Merger or any Schedule, Exhibit or document furnished pursuant hereto.

          6.08 Exclusive Dealing.
               -----------------

          Neither Vista nor any Stockholder will, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in Vista or any merger, consolidation or business combination with Vista, or (b) participate in any discussions or negotiations regarding, or furnish to any other person, any non-public information with respect to or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Vista and each Stockholder agree to promptly notify Peritus of any such proposal or offer, or any inquiry or contact with respect thereto received by Vista or any of the Stockholders.

          6.09 Reports, Taxes.
               --------------

          Vista will duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or as sessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

          6.10 Termination of Option Plans.  Prior to the Effective Date, Vista
               ---------------------------
will (i) terminate any and all stock option, stock purchase or other plans or arrangements providing for the grant to any person or entity of any option or other right to purchase or otherwise acquire any securities of Vista, and (ii) provide to Peritus evidence reasonably satisfactory to Peritus of such termination.

     7.   Best Efforts to Obtain Satisfaction of Conditions
          -------------------------------------------------

          Vista, each of the Stockholders and Peritus covenant and agree to use their respective best efforts to obtain the satisfaction of the conditions to their respective obligations specified in this Agreement and Plan of Merger.

     8.   Conditions to Obligations of Peritus
          ------------------------------------

          The obligations of Peritus under this Agreement and Plan of Merger are subject to the fulfillment, as of the Effective Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Peritus:

          8.01 Continued Truth of Representations and Warranties of Vista and
               --------------------------------------------------------------
               the Stockholders; Compliance with Covenants and Obligations.
               -----------------------------------------------------------

          The representations and warranties of Vista and the Stockholders set forth herein shall be true on and as of the Effective Date as though such representations and warranties were made on and as of such date (even though they may purport to have been given on a date prior to the Effective Date), except for any changes permitted by the terms hereof or consented to in writing by Peritus. Vista and the Stockholders shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement and Plan of Merger to be performed or complied with by them prior to or at the Effective Date.

          8.02 Performance by Vista.
               --------------------

          Vista and the Stockholders' Representative shall have delivered to Peritus a certificate, signed by the President and Chief Financial Officer of Vista and (with respect to the Stockholders) the Stockholders' Representative and dated the Effective Date, as to Vista's and the Stockholders' compliance with Subsection 8.01 hereof.

          8.03 Governmental Approvals.
               ----------------------

          All governmental agencies, departments, bureaux, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Vista and the Stockholders of the Merger or the other transactions contemplated by this Agreement and Plan of Merger and the operation of the business of Vista by Peritus shall have consented to, authorized, permitted or approved the Merger and such transactions.

          8.04 Stockholder Approval.
               --------------------

          The Merger shall have been duly approved by the unanimous vote of the stockholders of Vista at a properly convened meeting thereof and in compliance with all applicable requirements of the Illinois Business Corporation Law.

          8.05 Consent of Lenders, Lessors and Other Third Parties.
               ---------------------------------------------------

          Vista and the Stockholders shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for Vista and the Stockholders to consummate the Merger and the other transactions contemplated by this Agreement and Plan of Merger, including, without limitation, those set forth on Schedule 3.04 attached
                                                          -------------
hereto.

          8.06 Adverse Proceedings.
               -------------------

          No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the Merger or the other transactions contemplated by this Agreement and Plan of Merger or which might affect the right of Peritus to own or operate the business of Vista after the Effective Date.

          8.07 Opinion of Counsel.
               ------------------

          Peritus shall have received an opinion of McBride, Baker & Coles, counsel to Vista, dated as of the Effective Date, with respect to matters specified on Schedule 8.07 hereto and such other matters as may be reasonably
             -------------
requested by Peritus or its counsel, with only such exceptions and qualifications, and otherwise in such form, as are customary for transactions of this nature.

          8.08 Update.
               ------

          Vista and the Stockholders shall have provided Peritus with a true, correct and complete list and amount, as of the last business day immediately preceding the Effective Date, of:

               (a) the Personal Property;

               (b) the Leases;

               (c) the Accounts Receivable, including an aging thereof;

               (d) the Contracts;

               (e) trade accounts payable and accrued liabilities;

               (f) unfilled customer orders;

               (g) all shipments of products made and services provided during the period from the date of this Agreement and Plan of Merger to the Effective Date; and

               (h) long-term and short-term debt.

None of the information with respect to the items referred to in clauses (a) through (h) above shall be materially adverse from the information supplied by Vista as of the date hereof on Schedules 3.09, 3.11, 3.13, 3.16, 3.21 and 3.22
                               --------------  ----  ----  ----  ----     ----
attached hereto, and, with respect to clause (h) above, none of which information shall be materially adverse from the information set forth in the Current Balance Sheet. For purposes of this Subsection 8.08, the term "materially adverse" shall mean any change, other than those specifically contemplated by or permitted pursuant to the terms of this Agreement and Plan of Merger, having an economic value in excess of $2,000.

          8.09 Employment Contracts.
               --------------------

          On or prior to the Effective Date, Peritus shall have executed employment contracts and other arrangements with the individuals listed on
Schedule 8.09 attached hereto, upon substantially the terms set forth in
-------------
Schedule 8.09 and otherwise upon such terms and conditions as Peritus and each
-------------
such individual may agree.

          8.10 Cash Available for Working Capital Purposes.
               -------------------------------------------

          On the Effective Date, Vista will have in the aggregate available cash for working capital purposes of not less than $200,000.

          8.11 Repayment of Indebtedness.
               -------------------------

          On the Effective Date, Vista shall have no long-term or short-term indebtedness.

          8.12 Trade Payables.
               --------------

          On the Effective Date, Vista will not have obligations, in excess of $35,000 in the aggregate, to unrelated, third party suppliers and vendors of goods and services and other unrelated, third party trade creditors which have been outstanding for more than 30 days.

          8.13 Deliveries.
               ----------

          Peritus shall have received on or prior to the Effective Date such documents, instruments or certificates as Peritus may reasonably request including, without limitation:

               (a) a copy, certified by the Secretary of Vista, of the resolutions of the Board of Directors of Vista approving and adopting this Agreement and Plan of Merger;

               (b) a copy, certified by the Secretary of Vista, of the resolutions of the stockholders of Vista unanimously approving the Merger;

               (c) such certificates of Vista's officers and of the Stockholders' Representative and such other documents evidencing satisfaction of the conditions specified in this Section 8 as Peritus shall reasonably request;

               (d) a certificate of the Secretary of State of the State of Illinois as to the legal existence and good standing (including tax) of Vista in the State of Illinois;

               (e) certificates of the Secretary of Vista attesting to the incumbency of Vista's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and Plan of Merger, and the authenticity and continuing validity of the charter documents and bylaws delivered pursuant to Subsection 3.01;

               (f) where required by the applicable Lease, estoppel certificates or similar documentation reasonably satisfactory to Peritus from each lessor from whom Vista leases real or personal property consenting to the Merger and the other transactions contemplated hereby, and representing that there are no outstanding claims against Vista under such Lease;

               (g) certificates of appropriate governmental officials in each state in which Vista is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including tax) of Vista in each such jurisdiction;

               (h) the original corporate minute books of Vista and all corporate seals; and

               (i) the Escrow Agreement, fully executed by each Stockholder.

          8.14 Approval of Merger Documents.  Peritus and its counsel shall have
               ----------------------------
been provided the opportunity to review and comment on drafts of any and all Merger Documents filed or recorded (or to be filed or recorded) by Vista with the Secretary of State of the State of Illinois, and shall have approved the final version of each such Merger Document prior to such filing or recordation (which approval shall not be unreasonably withheld).

     9.   Conditions to Obligations of Vista
          ----------------------------------

          The obligations of Vista under this Agreement and Plan of Merger are subject to the fulfillment, as of the Effective Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Vista:

          9.01 Continued Truth of Representations and Warranties of Peritus;
               -------------------------------------------------------------
               Compliance with Covenants and Obligations.
               -----------------------------------------

          The representations and warranties of Peritus in this Agreement and Plan of Merger shall be true on and as of the Effective Date as though such representations and warranties were made on and as of such date, except for any changes consented to in writing by Vista. Peritus shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement and Plan of Merger to be performed or complied with by it prior to or as of the Effective Date.

          9.02 Corporate Proceedings.
               ---------------------

          All corporate and other proceedings required to be taken on the part of Peritus to consummate the Merger shall have been taken.

          9.03 Governmental Approvals.
               ----------------------

          All governmental agencies, departments, bureaux, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Peritus of the Merger and the other transactions contemplated by this Agreement and Plan of Merger shall have consented to, authorized, permitted or approved such transactions.

          9.04 Consents of Lenders, Lessors and Other Third Parties.
               ----------------------------------------------------

          Peritus shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for Peritus to consummate the Merger and the other transactions contemplated by this Agreement and Plan of Merger.

          9.05 Adverse Proceedings.
               -------------------

          No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the Merger or the other transactions contemplated by this Agreement and Plan of Merger.

          9.06 Opinion of Counsel.
               ------------------

          Vista shall have received an opinion of Hale and Dorr, counsel to Peritus, dated as of the Effective Date, with respect to matters specified on
Schedule 9.06 hereto and such other matters as may be reasonably requested by
-------------
Vista or its counsel, with only such exceptions and qualifications, and otherwise in such form, as are customary for transactions of this size and nature.

          9.07 Deliveries.
               ----------

          Vista shall have received on or prior to the Effective Date such documents, instruments or certificates as Vista may reasonably request including, without limitation:

               (a) such certificates of Peritus' officers and such other documents evidencing satisfaction of the conditions specified in this Section 9 as Vista shall reasonably request;

               (b) a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts as to the legal existence and good standing (including tax) of Peritus in the Commonwealth of Massachusetts;

               (c) a certificate of the Secretary of Peritus attesting to the incumbency of Peritus's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement and Plan of Merger; and

               (d) the Escrow Agreement fully executed by Peritus.

     10.  Survival of Representations and Warranties
          ------------------------------------------

          10.01  Survival of Representations and Warranties of Vista.
                 ---------------------------------------------------

          All representations and warranties made by Vista or any Stockholder in this Agreement and Plan of Merger, or in any instrument or document executed and delivered, or otherwise furnished, in connection with this Agreement and Plan of Merger or the transactions contemplated hereby, shall survive the Merger and any investigation made by or on behalf of any party until the termination of the Escrow Agreement; provided, however, that, notwithstanding the foregoing, the representations and warranties of the Stockholders set forth in Section 2 hereof and the representations and warranties of Vista set forth in Subsections 3.12, 3.14, 3.17 (with respect to environmental matters), 3.19 and 13.01 shall survive until the expiration of the applicable period of limitations or any extension hereof.

          10.02  Survival of Representations and Warranties of Peritus.
                 -----------------------------------------------------

          No representation or warranty made by Peritus in this Agreement and Plan of Merger, or in any instrument or document furnished in connection with this Agreement and Plan of Merger or the transactions contemplated hereby, shall survive consummation of the Merger, and all such representations and warranties shall expire upon such consummation.

     11.  Termination of Agreement; Option to Proceed; Damages
          ----------------------------------------------------

          11.01  Termination by Lapse of Time.
                 ----------------------------

          Subject to Subsection 11.04 hereof, this Agreement and Plan of Merger shall terminate at 5:00 p.m., Boston Time, on February 29, 1996 (the "Expiration Date"), if the transactions contemplated hereby (other than any transactions expressly intended hereby or by the Escrow Agreement to occur after the Effective Date) have not been consummated, unless such date is extended by the written consent of Vista and Peritus.

          11.02  Termination by Agreement of the Parties.
                 ---------------------------------------

          This Agreement and Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Date by the mutual written agreement of the Boards of Directors of Peritus and Vista notwithstanding approval of this Agreement by the stockholders of Peritus or Vista. In the event of such termination and abandonment by agreement, Peritus shall have no further obligation or liability to Vista or any Stockholder under this Agreement and Plan of Merger, and neither Vista nor any Stockholder shall have any further obligation or liability to Peritus under this Agreement and Plan of Merger.

          11.03  Termination by Reason of Breach.
                 -------------------------------

          This Agreement and Plan of Merger may be terminated by Vista, if at any time prior to the Effective Date there shall occur a breach of any of the representations, warranties or covenants of Peritus or the failure by Peritus to perform any condition or obligation hereunder, and may be terminated by Peritus, if at any time prior to the Effective Date there shall occur a breach of any of the representations, warranties or covenants of Vista or any Stockholder or the failure by Vista or any Stockholder to perform any condition or obligation hereunder (such a breach by Vista shall be referred to herein as a "Pre-Effective Breach").

          11.04  Option to Proceed.
                 -----------------

                 (a) Notwithstanding a Pre-Effective Breach by Vista or any Stockholder, or the inability of Vista or any Stockholder to satisfy all of the terms and conditions precedent to the Merger as set forth in this Agreement and Plan of Merger, all as herein stipulated, Peritus may elect by written notice given to Vista on or prior to the Expiration Date either to (i) terminate this Agreement and Plan of Merger, or (ii) postpone the Expiration Date by 30 days, during which period Vista and each Stockholder shall use its respective best efforts to satisfy all such conditions to the Merger as provided herein. If Vista and the Stockholders are unable, upon expiration of such 30-day period, to satisfy all such conditions to the Merger, Peritus may elect, by written notice given to Vista to (x) terminate this Agreement and Plan of Merger, (y) proceed to consummate the Merger, or (z) postpone the Expiration Date for an additional 30 days.

                 (b) If Peritus elects to postpone the Expiration Date for an additional 30 days pursuant to clause (z) of paragraph (a) above, then (i) Peritus and Vista shall, within the 30-day period specified in clause (z) of paragraph (a) above, agree upon the amount of the diminution in the value of Vista as a result of the Pre-Effective Breach or the cost to Peritus of curing such defect (the "Pre-Effective Adjustment Amount"), and (ii) the Conversion Ratio shall be adjusted so as to reduce the number of shares of Peritus Class A Common Stock to be issued to the Stockholders in connection with the Merger by the number of such shares calculated by dividing (A) the Pre-Effective Adjustment Amount by (B) the Fair Market Value of such shares. Peritus and Vista shall use their respective best efforts to agree upon the Pre-Effective Adjustment Amount and the related adjustment of the Conversion Ratio within such 30-day period; provided, however, that if Peritus and Vista cannot agree upon the Pre-Effective Adjustment Amount and the related adjustment of the Conversion Ratio within such 30-day period, Peritus may terminate this Agreement and Plan of Merger in accordance with clause (i) of paragraph (a) above. For the purposes of this Agreement and Plan of Merger, the "Fair Market Value" of shares of Peritus Class A Common Stock shall be deemed equal to $6.50 per share.

          11.05  Availability of Remedies at Law.
                 -------------------------------

          In the event this Agreement and Plan of Merger is terminated by Peritus or Vista pursuant to the provisions of this Section 11, the parties hereto shall have available to them all remedies afforded to them by applicable law.

     12.  Dispute Resolution
          ------------------

          12.01  General.
                 -------

          In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement and Plan of Merger, including, without limitation, the occurrence of a Pre-Effective Breach, the calculation of the Pre-Effective Adjustment Amount, or the related adjustment of the Conversion Ratio, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 12.

          12.02  Consent of the Parties.
                 ----------------------

          In the event of any dispute between the parties with respect to any matter covered by this Agreement and Plan of Merger or the Escrow Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 15 calendar days after the commencement of efforts to resolve the dispute, or within the 30-day period referred to in Subsection 11.04(b) hereof in connection with any dispute relating to the Pre-Effective Adjustment Amount or the related adjustment of the Conversion Ratio, the dispute will be submitted to arbitration in accordance with Subsection 12.03 hereof.

          12.03  Arbitration.
                 -----------

                 (a) Either Peritus or Vista or, after the Effective Date, the Stockholders' Representative may submit any matter referred to in Subsection
12.02 hereof to arbitration by notifying the other party hereto, in writing, of such dispute. Within 10 days after receipt of such notice, each of Peritus, on the one hand, and Vista or the Stockholders' Representative, on the other hand, shall designate in writing one arbitrator to resolve the dispute; provided that if the parties cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement and Plan of Merger.

                 (b) Within 15 days after the designation of the arbitrator, the arbitrator, Peritus and Vista (or the Stockholders' Representative, as appropriate) shall meet, at which time Peritus and Vista (or the Stockholders' Representative, as appropriate) shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

                 (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by Peritus and Vista (or the Stockholders' Representative, as appropriate). Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

                 (d) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

                 (e) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration.

                 (f) Any arbitration pursuant to this Subsection 12.03 shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover, and all of the parties hereto hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for purposes of the enforcement of any arbitration award.

     13.  Brokers
          -------

          13.01  For Vista.
                 ---------

          Vista represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement and Plan of Merger.

          13.02  For Peritus.
                 -----------

          Peritus represents and warrants that no person, firm or corporation has acted in the capacity of broker or finder on its behalf to bring about the negotiation of this Agreement and Plan of Merger.

     14.  Notices
          -------

          Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telefax, nationally recognized overnight courier, or registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

          To Peritus:                   Peritus Software Services, Inc.
                                        304 Concord Road
                                        Billerica, Massachusetts 01821
                                        Attention: Allen K. Deary
                                        Telephone: (508) 670-0800
                                        Telefax:   (508) 670-1173

          With a copy to:               Hale and Dorr
                                        60 State Street
                                        Boston, Massachusetts 02109
                                        Attention: Peter D. Tarr, Esq.
                                        Telephone: (617) 526-6000
                                        Telefax:   (617) 526-5000

          To Vista:                     Vista Technologies Incorporated
                                        Two Woodfield Lake
                                        1109 Woodfield Lake
                                        Suite 437
                                        Schaumburg, Illinois 60173
                                        Attention: Adarsh K. Arora
                                        Telephone: (708) 706-9300
                                        Telefax:   (708) 706-9317

          To the Stockholders:          c/o Adarsh K. Arora
                                            35 Carlyle Lane
                                            Buffalo Grove, Illinois 60089


Unless otherwise specified herein, such notices or other communications shall be deemed received on the date delivered to the recipient.

     15.  Successors and Assigns
          ----------------------

          This Agreement and Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party hereto may assign its respective rights or obligations hereunder without the prior written consent of the other parties. Any assignment in contravention of this provision shall be void.

     16.  Entire Agreement; Attachments
          -----------------------------

          (a) This Agreement and Plan of Merger, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties.

          (b) If the provisions of any Schedule or Exhibit to this Agreement and Plan of Merger are inconsistent with the provisions of this Agreement and Plan of Merger, the provisions of this Agreement and Plan of Merger shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement and Plan of Merger.

     17.  Severability
          ------------

          Any provision of this Agreement and Plan of Merger which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement and Plan of Merger invalid, illegal or unenforceable in any other jurisdiction.

     18.  Investigation of the Parties
          ----------------------------

          All representations and warranties contained herein which are made to the best knowledge of a person or entity shall require that such person or entity make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     19.  Expenses
          --------

          Except as otherwise expressly provided herein, each party hereto shall pay, and be solely responsible for, all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by such party in connection with the Merger and the other transactions contemplated hereby.

     20.  Legal Fees
          ----------

          In the event that legal proceedings are commenced by Peritus against Vista or the Stockholders, or by Vista or the Stockholders (acting through the Stockholders' Representative or otherwise) against Peritus, in connection with this Agreement and Plan of Merger or the transactions contemplated hereby, the party which does not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

     21.  Further Assurances
          ------------------

          From time to time, as and when required by Peritus or by its successors and assigns, there shall be executed and delivered on behalf of Vista and/or any Stockholder such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in Peritus the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Vista, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of Vista are fully authorized in the name and on behalf of Vista or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     22.  Amendment
          ---------

          This Agreement and Plan of Merger may be amended by the Boards of Directors of Vista and Peritus at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Agreement and Plan of Merger by the stockholders of either Vista or Peritus shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (ii) alter or change any term of the Articles of Organization of Peritus to be effected by the Merger or (iii) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such corporation.

     23.  Governing Law
          -------------

          This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     24.  Section Headings; Number; Gender
          --------------------------------

          The section and subsection headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties. The number of all words shall include both singular and plural, and the gender shall include feminine, masculine and neuter, unless the context clearly indicates otherwise.

     25.  Counterparts
          ------------

          This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized and its corporate seal to be thereto affixed, all as of the date first above written.


                                        PERITUS SOFTWARE SERVICES, INC.



                                        By: /s/ Dominic C. Chan
                                           -----------------------------
                                        Name: DOMINIC C. CHAN
                                             ---------------------------
                                        Title: President
                                              --------------------------


                                        By: /s/ Allen K. Deary
                                           -----------------------------
                                        Name: Allen K. Deary
                                             ---------------------------
                                        Title: VP Finance
                                              --------------------------



                                        VISTA TECHNOLOGIES INCORPORATED



                                        By: /s/ Adarsh K. Arora
                                           -----------------------------
                                        Name: ADARSH K. ARORA
                                             ---------------------------
                                        Title: PRESIDENT & CEO
                                              --------------------------



                                        By: /s/ James C. Ferrans
                                           -----------------------------
                                        Name: JAMES C. FERRANS
                                             ---------------------------
                                        Title: TREASURER
                                              --------------------------

                                        STOCKHOLDERS:


                                         /s/ Adarsh K. Arora
                                        -------------------------------
                                        Adarsh K. Arora

                                        Address:  35 Carlyle Lane
                                                  Buffalo Grove, IL 60089


                                         /s/ Burton Covnot
                                        -------------------------------
                                        Burton Covnot

                                        Address:  864 Malibu Court
                                                  Carol Stream, IL 60188



                                         /s/ James C. Ferrans
                                        -------------------------------
                                        James C. Ferrans

                                        Address:  140 Christina Circle
                                                  Wheaton, IL 60187



                                         /s/ David Hurst
                                        -------------------------------
                                        David Hurst

                                        Address:  7616 N. Rogers
                                                  2nd Floor
                                                  Chicago, IL 60626



                                         /s/ David Jakopac
                                        -------------------------------
                                        David Jakopac

                                        Address:  112 Bright Ridge Drive
                                                  Schaumburg, IL  60194



                                         /s/ Bernard Jordan
                                        -------------------------------
                                        Bernard Jordan

                                        Address:  3344 Prospect St. N.W.
                                                  Washington, DC 20007

                                         /s/ Edith Ludwig
                                        -------------------------------
                                        Edith Ludwig

                                        Address:  361 Millington Lane
                                                  Aurora, IL  60504



                                         /s/ Arthur Molin
                                        -------------------------------
                                        Arthur Molin

                                        Address:  9731 Fox Glen Road
                                                  Apt. #5A
                                                  Niles, IL 60714



                                         /s/ Michael A. Sennett
                                        -------------------------------
                                        Michael A. Sennett

                                        Address:  1425 Millcreek
                                                  Bloomington, IL 61704



                                         /s/ Sowmitri Swamy
                                        -------------------------------
                                        Name:  Sowmitri Swamy

                                        Address:  21W720 Clifford
                                                  Glen Ellyn, IL 60137